Exhibit 99.1

First Connecticut Bancorp, Inc. Announces Third Quarter 2013 Results

FARMINGTON, Conn., October 24, 2013 – First Connecticut Bancorp, Inc. (the “Company”) (NASDAQ: FBNK), the holding company for Farmington Bank (the “Bank”), reported net income of $901,000 or $0.06 per diluted share for the quarter ended September 30, 2013 compared to a net loss of $1.1 million or ($0.07) per diluted share for the quarter ended September 30, 2012.

“Our Company remains focused on strategic organic growth as evidenced by a $124 million increase in net loans and a $98 million increase in deposits for the third quarter.  While margins remain compressed, we are encouraged by the ongoing increase in net interest income and declining operating expenses.  As a result of our growth, tangible book value increased $0.39 per share year over year” stated John J. Patrick Jr., First Connecticut Bancorp’s Chairman, President & CEO.

“During the quarter we opened our 21st branch office in East Hartford, CT and have recently applied for regulatory approval to open our 22nd branch office in Rocky Hill, CT in the first quarter 2014.”

Financial Highlights

•
Strong organic loan originations totaled approximately $199.0 million during the quarter resulting in a $124.4 million increase in total net loans.  Loan growth was primarily driven by increases in Commercial Real Estate totaling $52.6 million and $49.5 million in Residential Real Estate.

•	Net interest income increased $396,000 to $13.3 million in the third quarter of 2013 compared to $12.9 million in the linked quarter.

•
Net gain on residential loans sold was $625,000 for the third quarter of 2013 based on $22.9 million in loans sold compared to a net gain of $1.6 million on $62.7 million in loans sold during the linked quarter.

•	Noninterest expense decreased $445,000 in the third quarter of 2013 compared to the linked quarter.

•	Overall deposits increased $98.3 million or 7% in the third quarter of 2013 compared to the linked quarter.

•	Checking accounts grew by 2.9% or 1,102 net new accounts in the third quarter of 2013.

•
Asset quality continued to improve as non-accrual loans represented 0.80% of total loans compared to 0.89% of total loans on a linked quarter basis.  Net charge-offs totaled $42,000 for the quarter ended September 30, 2013 compared to $83,000 for the quarter ended June 30, 2013, a decrease of $41,000.

•	Tangible book value grew to $13.86 compared to $13.79 on a linked quarter basis and $13.47 at the quarter ended September 30, 2012.

•
During the third quarter of 2013, we repurchased 317,885 shares of common stock at an average price per share of $14.25 at a total cost of $4.5 million.  Repurchased shares will be held as treasury stock and will be available for general corporate purposes.

•
We paid a cash dividend of $0.03 per share on September 16, 2013. This marks the eighth consecutive quarter we have paid a dividend since First Connecticut Bancorp, Inc. became a public company on June 29, 2011.

Third quarter 2013 compared with second quarter 2013

Net interest income

•	Net interest income increased $396,000 to $13.3 million in the third quarter of 2013 compared to the linked quarter due primarily to new loans originated during the second and third quarters.

•
Yield on average interest earning assets decreased 9 basis points from the linked quarter to 3.50% for the quarter ended September 30, 2013.  Net interest margin decreased 7 basis points to 2.94% in the third quarter of 2013 compared to the linked quarter.

•	The cost of interest-bearing deposits remained relatively stable at 62 basis points compared to 63 basis points on a linked quarter basis.

Provision for loan losses

•
Provision for loan losses was $215,000 for the third quarter of 2013 compared to $256,000 for the linked quarter and net charge-offs in the quarter were $42,000 or 0.01% to average loans (annualized) compared to $83,000 or 0.02% to average loans (annualized) in the linked quarter.

Noninterest income

•
Total noninterest income decreased $739,000 to $2.2 million for the third quarter of 2013 compared to the linked quarter primarily due to a $964,000 decrease in net gain on loans sold and a decrease of $172,000 in other income offset by an increase in fees for customer services of $133,000 and an increase in gain on sale of an investment of $268,000 compared to the linked quarter.

Noninterest expense

•	Noninterest expense decreased $445,000 to $14.1 million in the third quarter of 2013 compared to the linked quarter as a result of decreases in marketing and other operating expenses.

•	Marketing expense decreased $187,000 or 31% compared to the linked quarter primarily due to general expense control initiatives.

•	Other operating expenses decreased $252,000 or 9%, primarily due to the recognition of an $84,000 loss on the sale of an OREO property and system conversion costs incurred in the linked quarter.

Third quarter 2013 compared with third quarter 2012

Net interest income

•	Net interest income decreased slightly to $13.3 million compared to $13.4 million in the third quarter of 2012.

•
Net interest margin decreased 34 basis points in the third quarter of 2013 compared to 3.28% in the third quarter of 2012 primarily due to a lower interest rate environment and a $39.9 million decline in the resort loan portfolio.  Excluding resort income for both periods, the net interest margin decreased 25 basis points.

•	The cost of interest-bearing deposits declined slightly to 62 basis points compared to 64 basis points on a quarter over quarter basis.

Provision for loan losses

•	Provision for loan losses was $215,000 for both quarters.

•	Net charge-offs for the quarter were $42,000 or 0.01% to average loans (annualized) compared to $222,000 or 0.06% to average loans (annualized) in the third quarter of 2012.

Noninterest income

•
Total noninterest income increased $90,000 to $2.2 million compared to the third quarter of 2012 primarily due to increases in fees for customer service of $280,000 and gain on sale of investments of $304,000, partially offset with decreases in net gains on loans sold and other income of $62,000 and $412,000, respectively.

•	Other income decreased $412,000 primarily due to a decrease of $331,000 in mortgage banking derivatives and an increase of $95,000 in amortization of mortgage servicing rights.

Noninterest expense

•
Noninterest expense decreased $2.8 million to $14.1 million in the third quarter of 2013 compared to the third quarter of 2012 primarily due to recognizing $3.0 million in stock compensation expense during the third quarter of 2012 related to the implementation of the 2012 Stock Incentive Plan (the “Plan”).

•	Salaries and employee benefits, excluding stock compensation expense related to the Plan remained relatively flat between the two quarters.

•
Other operating expenses decreased $1.1 million compared to the third quarter of 2012 primarily due to both the initial vesting of directors’ stock compensation expense related to the Plan and a $394,000 loss on the sale of non-strategic properties in the third quarter of 2012.

Income tax provision

•	Income taxes increased $811,000 to a tax expense of $292,000 in the third quarter of 2013 compared to a tax benefit of $519,000 in the third quarter of 2012.

September 30, 2013 compared to June 30, 2013

Financial condition

•	Total assets increased $147.1 million or 8% at September 30, 2013 to $2.0 billion compared to June 30, 2013 largely reflecting an increase in loans.

•	Our investment portfolio totaled $123.4 million at September 30, 2013 compared to $115.8 million at June 30, 2013, an increase of $7.6 million.

•
Net loans increased $124.4 million at September 30, 2013 to $1.7 billion compared to June 30, 2013 due to our continued focus on commercial and residential lending which, combined, increased $128.1 million, offset by a $2.6 million decrease in resort loans as we continue our planned exit of the resort financing market.

•
Deposits increased $98.3 million at September 30, 2013 compared to June 30, 2013, due to an increase in municipal and customer deposits as we continue to develop and grow relationships in the geographical areas we serve.

•	Federal Home Loan Bank of Boston advances increased $52.8 million to $104.0 million, primarily due to an increase in overnight borrowings at September 30, 2013 compared to June 30, 2013.

•
Stockholders’ equity decreased $3.6 million to $227.5 million at September 30, 2013 compared to June 30, 2013 primarily due to the $4.5 million repurchase of 317,885 shares of common stock at an average stock price of $14.25.

Asset Quality

•	Non-accrual loans decreased $438,000 to $13.9 million or 0.80% of total loans at September 30, 2013 compared to $14.3 million or 0.89% of total loans at June 30, 2013.

•
At September 30, 2013, the allowance for loan losses represented 1.02% of total loans and 127.30% of non-accrual loans, compared to 1.09% of total loans and 122.20% of non-accrual loans at June 30, 2013.

•	Loan delinquencies 30 days and greater decreased slightly to 0.87% of total loans at September 30, 2013 compared to 0.95% of total loans at June 30, 2013.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 16.12% at September 30, 2013.

•	Tangible book value was $13.86 compared to $13.79 on a linked quarter basis and $13.47 from a year ago.

•
At September 30, 2013, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 21 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank’s products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying reconciliation of Non-GAAP Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2013	2013	2013	2012	2012
Selected Financial Condition Data:

Total assets	$ 1,992,201	$ 1,845,116	$ 1,799,392	$ 1,822,946	$ 1,756,133
Cash and cash equivalents	50,323	36,650	34,946	50,641	33,021
Held to maturity securities	3,002	3,003	3,003	3,006	3,007
Available for sale securities	120,382	112,801	108,787	138,241	125,614
Federal Home Loan Bank of Boston stock, at cost	8,383	8,383	8,383	8,939	8,056
Loans receivable, net	1,712,507	1,588,080	1,544,687	1,520,170	1,485,275
Deposits	1,550,627	1,452,319	1,376,092	1,330,455	1,257,987
Federal Home Loan Bank of Boston advances	104,000	51,250	76,000	128,000	125,200
Total stockholders' equity	227,536	231,180	242,869	241,522	242,199
Allowance for loan losses	17,678	17,505	17,332	17,229	17,920
Non-accrual loans	13,887	14,325	13,911	13,782	13,240
Impaired loans	42,587	39,159	39,210	36,857	37,863

Selected Operating Data:

Interest income	$ 15,806	$ 15,336	$ 15,047	$ 16,507	$ 15,780
Interest expense	2,523	2,449	2,395	2,415	2,393
Net Interest Income	13,283	12,887	12,652	14,092	13,387
Provision for allowance for loan losses	215	256	399	315	215
Net interest income after provision for loan losses	13,068	12,631	12,253	13,777	13,172
Noninterest income	2,235	2,974	3,538	4,054	2,145
Noninterest expense	14,110	14,555	14,699	13,411	16,905
Income (loss) before income taxes	1,193	1,050	1,092	4,420	(1,588)
Provision (benefit) for income taxes	292	248	279	1,250	(519)

Net income (loss)	$ 901	$ 802	$ 813	$ 3,170	$ (1,069)

Performance Ratios (annualized):

Return on average assets	0.19%	0.17%	0.18%	0.77%	-0.25%
Return average equity	1.55%	1.36%	1.33%	5.62%	-1.74%
Interest rate spread (1)	2.77%	2.83%	2.89%	3.19%	3.09%
Net interest rate margin (2)	2.94%	3.01%	3.07%	3.37%	3.28%
Non-interest expense to average assets	2.95%	3.17%	3.28%	3.01%	3.89%
Efficiency ratio (3)	90.93%	91.77%	90.79%	73.91%	108.84%
Average interest-earning assets to average
interest-bearing liabilities	130.77%	132.30%	132.04%	131.80%	131.75%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	1.02%	1.09%	1.11%	1.12%	1.19%
Allowance for loan losses as a percent of
non-accrual loans	127.30%	122.20%	124.59%	125.01%	135.35%
Net charge-offs to average loans (annualized)	0.01%	0.02%	0.08%	0.27%	0.06%
Non-accrual loans as a percent of total loans	0.80%	0.89%	0.89%	0.90%	0.88%
Non-accrual loans as a percent of total assets	0.70%	0.78%	0.77%	0.76%	0.75%

Per Share Related Data:

Basic earnings (loss) per share	$ 0.06	$ 0.05	$ 0.05	$ 0.19	$ (0.07)
Diluted earnings (loss) per share	$ 0.06	$ 0.05	$ 0.05	$ 0.19	$ (0.07)
Dividends declared per share	$ 0.03	$ 0.03	$ 0.03	$ 0.03	$ 0.03
Tangible book value	$ 13.86	$ 13.79	$ 13.76	$ 13.63	$ 13.47
Common stock shares outstanding	16,416,427	16,763,516	17,644,449	17,714,481	17,986,596

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended

	September 30,		June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013		2013	2013	2012	2012
Capital Ratios:

Equity to total assets at end of period	11.42%		12.53%	13.50%	13.25%	13.79%
Average equity to average assets	12.11%		12.83%	13.62%	13.68%	14.19%
Total capital to risk-weighted assets	16.12%	*	17.48%	18.61%	18.78%	19.15%
Tier I capital to risk-weighted assets	14.96%	*	16.25%	17.37%	17.53%	17.90%
Tier I capital to total average assets	12.19%	*	12.92%	13.84%	13.88%	14.24%
Total equity to total average assets	11.88%		12.59%	13.56%	13.56%	13.95%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 674,804		$ 625,345	$ 619,741	$ 620,991	$ 605,794
Commercial	585,628		533,072	504,722	473,788	448,684
Construction	90,033		80,198	66,508	64,362	54,909
Installment	4,671		5,384	5,949	6,719	7,372
Commercial	213,103		199,328	200,610	192,210	196,813
Collateral	1,819		1,801	1,945	2,086	2,161
Home equity line of credit	147,026		144,548	143,992	142,543	134,314
Demand	-		-	-	25	25
Revolving credit	78		62	73	65	86
Resort	9,849		12,425	15,252	31,232	49,760
Total loans	1,727,011		1,602,163	1,558,792	1,534,021	1,499,918
Less:
Allowance for loan losses	(17,678)		(17,505)	(17,332)	(17,229)	(17,920)
Net deferred loan costs	3,174		3,422	3,227	3,378	3,277
Loans, net	$ 1,712,507		$ 1,588,080	$ 1,544,687	$ 1,520,170	$ 1,485,275

Deposits:

Noninterest-bearing demand deposits	$ 278,275		$ 275,781	$ 245,912	$ 247,586	$ 221,464
Interest-bearing
NOW accounts	339,350		280,462	234,450	227,205	220,490
Money market	386,682		349,621	352,759	317,030	285,540
Savings accounts	187,040		191,688	186,171	179,290	171,516
Time deposits	359,280		354,767	356,800	359,344	358,977
Total interest-bearing deposits	1,272,352		1,176,538	1,130,180	1,082,869	1,036,523
Total deposits	$ 1,550,627		$ 1,452,319	$ 1,376,092	$ 1,330,455	$ 1,257,987

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition

	September 30,	June 30,	December 31,
(Dollars in thousands)	2013	2013	2012
Assets
Cash and cash equivalents	$ 50,323	$ 36,650	$ 50,641
Securities held-to-maturity, at amortized cost	3,002	3,003	3,006
Securities available-for-sale, at fair value	120,382	112,801	138,241
Loans held for sale	5,357	4,801	9,626
Loans, net	1,712,507	1,588,080	1,520,170
Premises and equipment, net	21,013	20,767	19,967
Federal Home Loan Bank of Boston stock, at cost	8,383	8,383	8,939
Accrued income receivable	4,579	4,403	4,415
Bank-owned life insurance	38,255	37,952	37,449
Deferred income taxes	16,095	15,918	15,682
Prepaid expenses and other assets	12,305	12,358	14,810
Total assets	$ 1,992,201	$ 1,845,116	$ 1,822,946

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,272,352	$ 1,176,538	$ 1,082,869
Noninterest-bearing	278,275	275,781	247,586
	1,550,627	1,452,319	1,330,455
Federal Home Loan Bank of Boston advances	104,000	51,250	128,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	50,432	50,262	54,187
Accrued expenses and other liabilities	38,606	39,105	47,782
Total liabilities	1,764,665	1,613,936	1,581,424

Commitments and contingencies	-	-	-

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	174,817	174,342	172,247
Unallocated common stock held by ESOP	(14,014)	(14,281)	(14,806)
Treasury stock, at cost	(23,053)	(18,524)	(4,860)
Retained earnings	95,873	95,470	94,890
Accumulated other comprehensive loss	(6,268)	(6,008)	(6,130)
Total stockholders' equity	227,536	231,180	241,522
Total liabilities and stockholders' equity	$ 1,992,201	$ 1,845,116	$ 1,822,946

First Connecticut Bancorp, Inc.
Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2013	2013	2012	2013	2012
Interest income
Interest and fees on loans
Mortgage	$ 12,381	$ 11,872	$ 11,460	$ 35,721	$ 33,452
Other	3,199	3,233	3,927	9,746	11,675
Interest and dividends on investments
United States Government and agency obligations	103	102	234	344	749
Other bonds	59	59	87	177	205
Corporate stocks	62	64	69	188	209
Other interest income	2	6	3	13	63
Total interest income	15,806	15,336	15,780	46,189	46,353
Interest expense
Deposits	1,914	1,827	1,644	5,446	5,042
Interest on borrowed funds	383	401	499	1,253	1,442
Interest on repo borrowings	181	180	179	532	540
Interest on repurchase liabilities	45	41	71	136	189
Total interest expense	2,523	2,449	2,393	7,367	7,213
Net interest income	13,283	12,887	13,387	38,822	39,140
Provision for allowance for loan losses	215	256	215	870	1,065
Net interest income
after provision for loan losses	13,068	12,631	13,172	37,952	38,075
Noninterest income
Fees for customer services	1,230	1,097	950	3,309	2,666
Net gain on sales of investments	304	36	-	340	-
Net gain on loans sold	625	1,589	687	4,244	1,216
Brokerage and insurance fee income	37	41	34	110	91
Bank owned life insurance income	303	303	326	1,015	966
Other	(264)	(92)	148	(271)	497
Total noninterest income	2,235	2,974	2,145	8,747	5,436
Noninterest expense
Salaries and employee benefits	8,571	8,555	10,243	26,160	25,286
Occupancy expense	1,175	1,126	1,108	3,541	3,396
Furniture and equipment expense	998	1,099	1,120	3,115	3,331
FDIC assessment	341	311	255	943	828
Marketing	423	610	509	1,627	1,868
Other operating expenses	2,602	2,854	3,670	7,978	7,958
Total noninterest expense	14,110	14,555	16,905	43,364	42,667
Income before income taxes	1,193	1,050	(1,588)	3,335	844
Provision for income taxes	292	248	(519)	819	91
Net income	$ 901	$ 802	$ (1,069)	$ 2,516	$ 753

Earnings per share:
Basic and Diluted	$ 0.06	$ 0.05	$ (0.07)	$ 0.16	$ 0.05

Weighted average shares outstanding:
Basic and Diluted	15,445,082	15,774,385	16,471,023	15,894,357	16,647,253

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,648,948	$ 15,580	3.75%	$ 1,577,559	$ 15,105	3.84%	$1,460,686	$ 15,387	4.18%
Securities	131,602	216	0.65%	115,280	216	0.75%	141,367	380	1.07%
Federal Home Loan Bank of Boston stock	8,383	8	0.38%	8,383	9	0.43%	7,671	10	0.52%
Federal funds and other earning assets	3,288	2	0.24%	14,317	6	0.17%	10,317	3	0.12%
Total interest-earning assets	1,792,221	15,806	3.50%	1,715,539	15,336	3.59%	1,620,041	15,780	3.86%
Noninterest-earning assets	122,566			120,622			116,100
Total assets	$ 1,914,787			$ 1,836,161			$1,736,141

Interest-bearing liabilities:
NOW accounts	$ 303,882	$ 180	0.24%	$ 266,905	$ 151	0.23%	$ 207,763	$ 100	0.19%
Money market	371,614	794	0.85%	354,914	725	0.82%	280,572	498	0.70%
Savings accounts	185,732	79	0.17%	184,307	73	0.16%	172,494	67	0.15%
Certificates of deposit	356,994	861	0.96%	354,381	878	0.99%	361,648	979	1.07%
Total interest-bearing deposits	1,218,222	1,914	0.62%	1,160,507	1,827	0.63%	1,022,477	1,644	0.64%
Advances from the Federal Home Loan Bank	74,101	383	2.05%	68,660	401	2.34%	112,850	499	1.75%
Repurchase agreement borrowings	21,000	181	3.42%	21,000	180	3.44%	21,000	179	3.38%
Repurchase liabilities	57,187	45	0.31%	46,539	41	0.35%	73,268	71	0.38%
Total interest-bearing liabilities	1,370,510	2,523	0.73%	1,296,706	2,449	0.76%	1,229,595	2,393	0.77%
Noninterest-bearing deposits	272,621			257,670			216,205
Other noninterest-bearing liabilities	39,810			46,291			43,965
Total liabilities	1,682,941			1,600,667			1,489,765
Stockholders' equity	231,846			235,494			246,376
Total liabilities and stockholders' equity	$ 1,914,787			$ 1,836,161			$1,736,141

Net interest income		$ 13,283			$ 12,887			$ 13,387
Net interest rate spread (1)			2.77%			2.83%			3.09%
Net interest-earning assets (2)	$ 421,711			$ 418,833			$ 390,446
Net interest margin (3)			2.94%			3.01%			3.28%
Average interest-earning assets
to average interest-bearing liabilities		130.77%			132.30%			131.75%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Nine Months Ended September 30,
	2013			2012
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,583,569	$ 45,467	3.84%	$ 1,379,256	$ 45,127	4.36%
Securities	124,507	684	0.73%	134,943	1,135	1.12%
Federal Home Loan Bank of Boston stock	8,524	25	0.39%	7,393	28	0.50%
Federal funds and other earning assets	9,513	13	0.18%	41,579	63	0.20%
Total interest-earning assets	1,726,113	46,189	3.58%	1,563,171	46,353	3.95%
Noninterest-earning assets	121,440			116,811
Total assets	$ 1,847,553			$ 1,679,982

Interest-bearing liabilities:
NOW accounts	$ 268,482	$ 466	0.23%	$ 205,776	$ 272	0.18%
Money market	354,291	2,105	0.79%	271,051	1,530	0.75%
Savings accounts	180,490	237	0.18%	169,491	192	0.15%
Certificates of deposit	355,934	2,638	0.99%	370,514	3,048	1.10%
Total interest-bearing deposits	1,159,197	5,446	0.63%	1,016,832	5,042	0.66%
Federal Home Loan Bank of Boston advances	74,386	1,253	2.25%	79,708	1,442	2.41%
Repurchase agreement borrowings	21,000	532	3.39%	21,000	540	3.43%
Repurchase liabilities	53,106	136	0.34%	64,864	189	0.39%
Total interest-bearing liabilities	1,307,689	7,367	0.75%	1,182,404	7,213	0.81%
Noninterest-bearing deposits	256,830			207,456
Other noninterest-bearing liabilities	45,931			40,404
Total liabilities	1,610,450			1,430,264
Stockholders' equity	237,103			249,718
Total liabilities and stockholders' equity	$ 1,847,553			$ 1,679,982

Net interest income		$ 38,822			$ 39,140
Net interest rate spread (1)			2.83%			3.14%
Net interest-earning assets (2)	$ 418,424			$ 380,767
Net interest margin (3)			3.01%			3.34%
Average interest-earning assets to average interest-bearing liabilities
		132.00%			132.20%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	At or for the Three Months Ended

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2013	2013	2013	2012	2012
Net Income (loss)	$ 901	$ 802	$ 813	$ 3,170	$ (1,069)
Adjustments:
Less: Prepayment penalty fees	-	(20)	(127)	(771)	(11)
Less: Bank-owned life insurance proceeds	-	-	(108)	(249)	-
Less: Pension prior service cost (1)	-	-	-	(1,208)	-
Less: Post retirement service cost (1)	-	-	-	(279)	-
Plus: Accelerated vesting of stock compensation (2)	-	-	633	-	3,047
Total core adjustments before taxes	-	(20)	398	(2,507)	3,036
Tax benefit (provision) - 34% rate	-	7	(135)	852	(1,032)
Total core adjustments after taxes	-	(13)	263	(1,655)	2,004
Total core net income (loss)	$ 901	$ 789	$ 1,076	$ 1,515	$ 935

Total net interest income	$ 13,283	$ 12,887	$ 12,652	$ 14,092	$ 13,387
Less: Prepayment penalty fees	-	(20)	(127)	(771)	(11)
Total core net interest income	$ 13,283	$ 12,867	$ 12,525	$ 13,321	$ 13,376

Total noninterest income	$ 2,235	$ 2,974	$ 3,538	$ 4,054	$ 2,145
Less: Bank-owned life insurance proceeds	-	-	(108)	(249)	-
Total core noninterest income	$ 2,235	$ 2,974	$ 3,430	$ 3,805	$ 2,145

Total noninterest expense	$ 14,110	$ 14,555	$ 14,699	$ 13,411	$ 16,905
Plus: Pension prior service cost (1)	-	-	-	1,208	-
Plus: Post retirement service cost (1)	-	-	-	279	-
Plus: Loss on sale of non-strategic properties	-	-	-	-	394
Less: Accelerated vesting of stock compensation (2)	-	-	(633)	-	(3,047)
Total core noninterest expense	$ 14,110	$ 14,555	$ 14,066	$ 14,898	$ 14,252

Core earnings per common share, diluted	$ 0.06	$ 0.05	$ 0.07	$ 0.09	$ 0.06

Core return on assets (annualized)	0.19%	0.17%	0.24%	0.34%	0.22%
Core return on equity (annualized)	1.55%	1.34%	1.76%	2.45%	1.52%
Efficiency ratio (3)	90.93%	91.88%	88.16%	86.99%	91.82%

(1) Represents recognizing the unrecognized prior service cost as a result of the freeze of the Company's non-contributory defined benefit and other post-retirement plans.
(2) Represents the passing of a key executive in the first quarter of 2013 and 20% vesting of the 2012 Stock Incentive Plan in the third quarter of 2012.
(3) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.